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                                                                EXHIBIT 10.28



                            SECOND AMENDMENT TO LEASE


This Second Amendment to Lease (hereinafter referred to as "Amendment-1") is entered into by and between AMERICAN NATIONAL BANK and TRUST COMPANY OF CHICAGO, not personally but solely as Trustee under Trust No. 59948 (hereinafter referred to as "Landlord") and Security Associates International, Inc., (hereinafter referred to as "Tenant").

A. Whereas, Landlord and Tenant entered into a lease dated November 21, 1995, (hereinafter referred to as the "Lease"), covering certain premises known as Suite 100 occupying approximately 4,520 rentable square feet located at 2101 South Arlington Heights Road, Arlington Heights, Illinois 60005 (the "Building"), and First Amendment to Lease dated December 9, 1996 (hereinafter referred to as the "Amendment"), covering certain premises known as Suite 110 occupying approximately 2,561 rentable square feet located at the Building, as more fully described in said Lease.

B. Whereas, Landlord and Tenant now desire to amend the Lease and the Amendment and also to lease an additional 2,242 rentable square feet located at the Building and known as Suite 111 at a rental and upon all the other terms, covenants and conditions as hereinafter set forth, but not otherwise.

Now therefore, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Length of Term. The new lease term for Suite 111 shall commence on January 1, 1998 for five (5) years and shall terminate on December 31, 2002. The new lease term for Suite 100 shall commence on January 1, 1998 for five (5) years and shall terminate on December 31, 2002. The new lease term for Suite 110 shall commence on January 1, 1998 for five (5) years and shall terminate on December 31, 2002. The new term shall remain in full force and effect without interruption for five (5) years except if an event of default occurs.

2. Net Base Rent. The Net Base Rent is listed out on the attached Exhibit "G" broken down by month. The annual Net Base Rent payments for Suite 100, Suite 110 and Suite 111 are as follows:

                  Year 1                             $108,240.12
                  Year 2                             $108,240.12
                  Year 3                             $108,240.12
                  Year 4                             $111,487.32
                  Year 5                             $114,831.94

3. Security Deposit. When Tenant signs this Amendment-1, then Tenant shall pay to Landlord the sum of $2,169.14 as security for the performance of it's obligations under this Amendment-1.

4. Operating Expenses. The Building's Annual Operating Expenses shall be paid in addition to and apart from the Net Base Rent. These expenses shall be billed as additional rent in the form of monthly progress payments based upon an occupancy percentage of 15.102%.

5. Real Estate Taxes. The Building's Real Estate Taxes shall be paid in addition to and apart from the Net Base Rent. These expenses shall be billed as additional rent in the form of monthly progress payments based upon an occupancy percentage of 15.102%.

6. Tenant Improvements. All construction costs to remodel Suite 111 shall be borne by the Landlord. The scope of work for these tenant improvements are listed out on the attached Exhibit "H."



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7.  Payment of Rent. All rent due under the Lease and this Amendment-1, shall be paid to: Arlington Associates, c/o Liz-Green, Inc. as the Managing Agent, (the "Manager"). Checks or other form of payment shall be mailed or delivered to the following address:

                                  Liz-Green, Inc.
                                  Suite 115
                                  2101 South Arlington Heights Road
                                  Arlington Heights, Illinois 60005-4142

8. Broker. Tenant and Landlord represent and warrant to each other that they have not dealt with any broker or finder in connection with this Second Amendment to Lease other than Liz-Green, Inc., "Broker". Landlord hereby agrees to be responsible for and pay any and all brokerage commissions, fees or claims of any kind owing to Broker in connection with this Amendment-1, and shall indemnify and hold Tenant harmless from any and all claims, costs, expenses (including court costs and reasonable legal fees) incurred by Tenant in connection therewith. Tenant agrees to indemnify and hold Landlord harmless from and against any claims, costs, expenses (including court costs and reasonable legal fees) and other liabilities incurred by Landlord by reason of any claim or action for a commission or other compensation by any other broker or finder, if any, with which Tenant has dealt with respect to this Amendment-1. Landlord shall have no liability for any brokerage commissions arising from a sublease or assignment by Tenant. The provisions of this paragraph shall survive the expiration or sooner termination of this Second Amendment to Lease.

9. No Other Changes. Except as and to the extent expressly provided for in this Second Amendment to Lease, the Lease shall remain in full force and effect and shall be applicable according to all of its terms to Suite 100, Suite 110 and Suite 111.

10. Entire Agreement. This Amendment-1 constitutes the entire understanding of the parties regarding this Second Amendment to Lease. There are no promises, representations or understandings, other than as set forth in these documents.

    IN WITNESS WHEREOF, this Amendment to Lease is executed as of December 10, 1997.

    TENANT:       Security Associates International, Inc.



    By:   /s/ James S. Brannen
       ---------------------------------
          James S. Brannen, President

    Date:  12/11/97
         -------------------------------


    LANDLORD:  AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not
               personally but solely as Trustee under its Trust No. 59948


    By:      /s/ David Rosenfield
       ---------------------------------
    Title:   AVP
          ------------------------------



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                                 ATTACHMENT "A"

                             LA COSTA CORPORATE PARK




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                                    EXHIBIT A

                                 THE "PREMISES"





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                                    EXHIBIT B

                                  THE "PROJECT"




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                                    EXHIBIT C

                                  SIGN CRITERIA




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                                    EXHIBIT D

A.       AGREEMENT

A.1 Landlord and Tenant agree to the construction of improvements in the Premises according to the terms and conditions of the Lease, and this Exhibit "D."

A.2 Landlord will provide Tenant with final detailed plans and specification of all Sole Discretion, subject to the provisions of paragraph __________ Exhibit "D."

A.5 Landlord will complete all final proposed improvements to the best of its ability on or before June 10, 1996 subject to the provisions of paragraph D.2 Delays of this Exhibit "D."

B.       TENANT PAID IMPROVEMENTS

         Non-Applicable

C.       METHOD OF PAYMENT

C.1      $N/A is to be paid by Tenant to Landlord subject to the provisions of
         E.3 of this Exhibit "D" in the manner stated below:

         Non-Applicable

D.       DELAYS

D.1 Should Tenant not submit approved final plans and specifications to Landlord by the date indicated in paragraph A.3 of this Exhibit "D". Landlord will not be subject to any liability and the validity of this Lease will not be affected in any way. However, Landlord also reserves the right, at its sole discretion, to terminate this Lease.

D.2 The commencement of rent on the date specified in paragraph 1.i. of the Lease will not be postponed or waived and Landlord will not be subject to any liability if:
     (i) Tenant is the cause of any delay in construction. By way of example, including but not limited to: Tenant's request for a delay; the installation of Tenant's trade fixture and/or equipment; Tenant's request for additional improvements after plans and specifications have been approved as described in paragraph A.3,
     (ii)Landlord is unable to complete all improvements by the date indicated in A.5 of this Exhibit "D" due to circumstances beyond Landlord's reasonable control including but not limited to: requirements by any governing authority; shortages; strikes; material delivery delays; or acts of God.

E.       ADDITIONAL COSTS


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E.1      Any changes required by any governing authority to Tenant approved final plans and specifications to conform to local, state or federal laws will be at the sole cost of Tenant, in addition to any other previously agreed upon improvements costs, if such changes are determined to be for the Tenant's special use and not part of the general requirements of Landlord to Lease space at the Project, in accordance with the provisions of paragraph E.3 of this Exhibit "D".

E.2 Should any changes to previously approved plans and specifications be required by Tenant:

    (i) the cost of such revised final plans and specification shall be at the sole cost of Tenant.
    (ii) the cost of any changes resulting from such revised plans and specifications shall be at the sole cost and expense of Tenant; and such charges shall be subject to the provisions of paragraph D and E.3 of this Exhibit "D".

E.3 Any additional costs including costs of revised construction drawings, incurred as a result of the changes described in paragraphs E.1 and E.2 above, estimated improvement costs, (a) such costs or expenses shall be paid by Tenant to Landlord immediately upon receipt by Tenant of Landlord's itemized notice, or (b) such costs or expenses shall be amortized and included in the Base Monthly Rent for the duration of the Lease Term.

F.       LANDLORD'S PAID IMPROVEMENTS

F.1 Landlord at its sole cost will provide in good and workmanlike condition the following improvements as indicated on Exhibit "A":

         1. Construct wall & add door.
         2. Construct wall.
         3. Add door.
         4. VCT tile areas noted, carpet remainder of office area.
         5. Landlord will provide the lettering for the initial signage.

         Tenant improvements provided by Landlord shall not exceed $2.50 per square foot.


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                                 ATTACHMENT "1"
                             LA COSTA CORPORATE PARK
                            KOLL MANAGEMENT SERVICES
                               RULES & REGULATIONS

1. SIGNS/WINDOWS. All tenant (Lessee) identification signs shall be provided at the expense of Lessee. No sign, placard, picture advertisement, name or notice shall be attached to any part of the outside of any building and if so placed Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice at Lessee's expense. Lessee shall not place or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the leased premises, nor conflict with the above. Lessor will provide a standard drape, blind or window covering that shall not be altered or removed by Lessee. Lessee is responsible to keep windows washed, inside and/or out. No awning or shade shall be affixed or installed over or in the windows or the exterior of the premises.

2. COMMON AREA/ROOF. The sidewalks, entrances and exits, hall passages and stairways, if any, shall not be obstructed or used by Lessee for any purpose other than for ingress and egress. The hall passages, exits, entrances, stairways and roofs are not for the use of the general public and Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safely, character, reputation and interests of the premises and tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Lessee normally deals in the ordinary course of Lessee's business unless such persons are engaged in illegal activities. Neither Lessee nor employees or invitees of Lessee shall go upon the roof of any building.

3. ADVERTISING. Lessee shall not use the name of the building in connection with or in promoting or advertising the business of Lessee except as to Lessee's address. Lessor shall have the right to prohibit the use of the name of the project or other publicity by Lessee which in Lessor's opinion tends to impair the reputation of the project or its desirability for the Lessees. Lessees will refrain from or discontinue a such publicity upon notification by Lessor.

4. LOCKS. No additional locks or bolts shall be placed upon any of the doors or windows by Lessee, nor shall any changes be made to existing locks or the mechanisms thereof. Lessee must, upon the termination of Lessee's tenancy, return to Lessor all keys wither furnished to or otherwise procured by Lessee. In the event of the loss of any keys so furnished, Lessee shall pay to Lessor the cost thereof.

5. SOLICITATIONS. Lessee shall not disturb, solicit or canvass any occupant of the project and shall cooperate to prevent the same.

6. USE OF PREMISES. The leased premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purpose or for any purpose that will damage the premises or the reputation thereof or for any purpose other than that specified in the lease covering the premises.


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7. PARKING. The parking areas within the office park complex shall be used solely for the parking of passenger vehicles during normal office hours. The parking of trucks, trailers, recreational vehicles and campers is specifically prohibited. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformation with all signs and other markings. No parking is permitted on public streets adjacent to the complex.

8. NUISANCES. Lessee shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein nor shall any animals or birds be brought in or kept in or about the premises of the project. Lessee shall maintain the leased premises free from mice, bugs, and ants attracted by food, water or storage materials. Lessor is responsible for maintaining the outside area.

9. DANGEROUS ARTICLES. Lessee shall not use or keep on the premises of the complex any kerosene, gasoline or inflammable or combustible fluid or material, or any article deemed extra hazardous on account of fire or other dangerous properties or u se any other method of heating or air conditioning other than supplied by Lessor.

10. IMPROPER CONDUCT. Lessor reserves the right to exclude or expel from the complex any person who in the judgment of the Lessor, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act or violation of the Rules & Regulations of the said project.

11. WIRING. No electric wires, or any other electrical apparatus, or additional electrical outlets, shall be installed except with written request to and written approval from Lessor. Any installation of above wiring shall be removed by Lessor at Lessee's expense. Lessor reserves the right to enter upon the leased premises for the purpose of installing additional electrical wiring and other utilities for the benefit of the Lessee or adjoining tenants. Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. The location of telephones, call boxes and other equipment affixed to the premises shall be subject to the approval of Lessor.

12. AUCTION. No auction, public or private, will be permitted.

13. EXTERIOR. Lessee shall not place any improvements or moveable objects including antennas, outside furniture, etc. in the parking areas, landscaped area or other areas outside of the leased premises, or on the roof of any building.

14. SECURITY PRECAUTIONS. All entrance doors in the complex shall be closed and securely locked when the premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress. Lessee must observe strict care and caution that all water faucets or any other apparatus is shut off before Lessee or Lessee's employees leave


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the premises and that all electricity, gas, etc. shall likewise be carefully shut off so as to prevent waste or damage.

15. RESTROOM FACILITIES. The washrooms and restrooms and appurtenances thereto shall not be used for any other use than those for which they were constructed. No sweepings, rubbish, rags or other foreign substances shall be thrown or placed therein. No person shall waste water by interfering or tampering with the faucets. Any damage resulting in soiled washrooms or restrooms or appurtenances shall be paid for by the Lessee who, or whose agent, guests, or employees, shall cause such damage.

16. DAMAGE: Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, nail, screw or drill into surfaces, paint or in any way mar the building surface. Pictures, certificates, licenses and similar times normally used in Lessee's premises may be carefully attached to the walls by Lessee in a manner to be proscribed by the Lessor. Upon removal of such items by Lessee, any damage to the walls or other surfaces shall be repaired by Lessee.

17. FURNITURE SAFES/MOVING: furniture, freight, equipment, safes or other bulky articles shall be moved into or out of the complex only in the manner and at such times as Lessor may direct. Lessee shall not overload the floor of the premises or in any way deface the premises or any part thereof. Lessor shall in all cases have the right to determine or limit the weight, size and position of all safes and other heavy equipment. Lessor will not be responsible for loss or damage to any safe or other properly shall be repaired at the expense of Lessee.

18. JANITORIAL SERVICE. Lessee shall not cause any unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall not be responsible to Lessee for any loss of property on the premises, however occurring or for any damage done to the effect of Lessee by the janitor or any other employee or any other person.

19. REQUIREMENTS OF LESSEE. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instruction from Lessor. Lessee shall give Lessor prompt notice of any defects in the water, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment.

20. RULES AND REGULATIONS: Rules may be modified, amended or supplemented at any time by Lessor upon notice to Lessee.